Exhibit 99.1 U.S. Concrete Names Susan M. Ball to the Company’s Board of Directors EULESS, Texas – August 2, 2018 – U.S. Concrete, Inc. (NASDAQ: USCR) (“U.S. Concrete” or the "Company") announced today that its Board of Directors (“Board”) appointed Susan M. Ball to the Company’s Board, effective August 2, 2018. “I am excited to welcome Susan to the U.S. Concrete Board and am confident in her abilities to add additional expertise and a unique perspective to our management team to help drive further shareholder value,” said U.S. Concrete Chairman, CEO and President, William J. Sandbrook. “We conducted a comprehensive search for an accomplished and proven expert with extensive finance, accounting and tax experience and I am delighted to have Susan join our Board.” Ms. Ball was previously Executive Vice-President, CFO and Treasurer of CVR Energy, Inc. She spent 12 years with CVR Energy and has a strong background in finance, accounting, and tax in the context of public companies. Ms. Ball has a Bachelor of Science in Business Administration from Missouri Western State University and holds a Certified Public Accountant certificate. Ms. Ball stated, "I am excited to serve with the U.S. Concrete Board of Directors. The strategic initiatives and foundation of the Board and the Company are very strong, and I look forward to helping build stakeholder value and grow the Company. The work that this Board has already done is tremendous and the strength of the Company’s management team is impressive. The strategic outlook and expectations are very exciting. I look forward to pursuing these with Bill, the Board and the Company’s leadership.” About U.S. Concrete, Inc. U.S. Concrete, Inc. (NASDAQ: USCR) is a leading supplier of concrete and aggregates for large-scale commercial, residential and infrastructure projects in high-barrier-to-entry markets across the country. The Company holds leading market positions in the high growth metropolitan markets of New York, San Francisco, Dallas-Fort Worth and Washington, D.C, and its materials have been used in some of the most complex and highly specialized construction projects of the last decade. U.S. Concrete has continued to grow organically and through a series of strategic acquisitions of independent producers in our target markets. For more information on U.S. Concrete, visit www.us-concrete.com. CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various forward-looking statements and information that are based on management's beliefs, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking information includes, but is not limited to, statements regarding: the expansion of the business; the opportunities and results of our acquisitions; the prospects for growth in new and existing markets; encouraging nature of volume and pricing increases; the business levels of our existing markets; ready- mixed concrete backlog; ability to maintain our cost structure and monitor fixed costs; ability to maximize liquidity, manage variable costs, control capital spending and monitor working capital usage; and the adequacy of current liquidity. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete's business; adverse weather conditions; the availability and pricing of raw materials; the availability of refinancing alternatives; results of litigation; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission, including U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2017. Source: USCR-G # # # Company Contact Information: U.S. Concrete, Inc. Investor Relations 844-828-4774 IR@us-concrete.com Media Contact: Media@us-concrete.com